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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated April 4, 1997 with respect to Nashville Country Club, Inc. and subsidiaries, dated May 9, 1997 with respect to Avalon Entertainment Group, Inc., dated May 9, 1997 with respect to Avalon West Coast, and dated May 9, 1997 with respect to Irvine Meadows Amphitheater (and all references of our firm) included in or made part of this Form SB-2 registration statement.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
June 20, 1997